REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the member of

Oxford City Football Club, LLC

We have audited the accompanying balance sheet of Oxford City Football Club, LLC (the “Company”) as of April 29, 2013 and the related statements of operations, member’s equity and cash flows for the period from inception (March 8, 2013) through April 29, 2013. Oxford City Football Club, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford City Football Club, LLC as of April 29, 2013 and the results of its operations and its cash flows for the period from inception (March 8, 2013) through April 29, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

May 23, 2013

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OXFORD CITY FOOTBALL CLUB, LLC

BALANCE SHEET

(AUDITED)

As of April 29, 2013
ASSETS
Current assets:
Cash	$—
Total current assets	—

Investment in Oxford City Football Club (Trading) Limited	6,000

Total assets	$6,000

LIABILITIES AND MEMBER EQUITY

Current liabilities:
Accounts payable	$—
Total current liabilities	—

Total liabilities	—

Member equity:
Member's equity	6,000
Total member equity	6,000

Total liabilities and member equity	$6,000

The accompanying notes are an integral part of these financial statements.

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OXFORD CITY FOOTBALL CLUB, LLC

STATEMENT OF OPERATIONS

(AUDITED)

From inception (March 8, 2013) to April 29, 2013
Revenue	$—

Operating expenses:
General and administrative	150
Total operating expenses	150
Net operating loss	(150)
Other income (expense)
Equity in loss of Oxford City Football Club (Trading) Limited	(29,000)
(29,000)

Net loss	$(29,150)

The accompanying notes are an integral part of these financial statements.

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OXFORD CITY FOOTBALL CLUB, LLC

STATEMENT OF MEMBER’S EQUITY

(AUDITED)

Total Member’s Equity

Balance, March 8, 2013	$—

Member contributions	35,150

Net loss	(29,150)

Balance, April 29, 2013	$6,000

The accompanying notes are an integral part of these financial statements.

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OXFORD CITY FOOTBALL CLUB, LLC

STATEMENT OF CASH FLOWS

(AUDITED)

From inception (March 8, 2013) to April 29, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(29,150)
Adjustment to reconcile net loss to net cash used in operating activities
Share of loss of Oxford City Football Club (Trading) Limited	29,000
Changes in operating assets and liabilities:
Increase in accounts payable	—
Net cash used by operating activities	(150)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from member's contributions	150
Net cash provided by financing activities	150

NET CHANGE IN CASH	—
CASH AT BEGINNING OF PERIOD	—
CASH AT END OF PERIOD	$—

SUPPLEMENTAL DISCLSOURE OF CASH FLOW INFORMATION:
Interest paid	$—
Income taxes paid	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES
6,250 shares of WMX Group Holdings, Inc. common stock contributed by member	$35,000
Investment in Oxford City Football Club (Trading) Limited	$35,000

The accompanying notes are an integral part of these financial statements.

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OXFORD CITY FOOTBALL CLUB, LLC

Notes to Financial Statements

(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Oxford City Football Club, LLC (the “Company”) was formed in the State of Florida on March 8, 2013.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

Nature of operations

The Company was formed for the purpose of acquiring a 49% interest in the Oxford City Football Club (Trading) Limited (the “Football Club”). The principle activity of the Football Club is carrying on the business of the Oxford City Football Club located in the City of Oxford, England.

Managing member of Company

The Company is managed by Mr. Thomas Guerriero, the Company’s sole member.

Cash

Cash consists of all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. As of April 29, 2013, there are no cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 29, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

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Investments

Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, including joint ventures, are accounted for using the equity method. Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

We measure our investment in the Football Club at fair value on a nonrecurring basis when it is deemed to be other-than-temporarily impaired. The fair value of our investment is determined based on valuation techniques using the best information available, and may include quoted market prices, market comparables, and discounted cash flow projections. An impairment charge is recorded when the cost of the investment exceeds its fair value and this condition is determined to be other-than-temporary.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period ended April 29, 2013

Income taxes

The Company is treated as a partnership for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are allocated to and reported on the individual returns of the member’s tax returns. Accordingly, no provision for income tax is included in the financial statements.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2013-07 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred an accumulated net loss for period ended April 29, 2013 of $29,150. In addition, the Company’s investing activities since inception have been financially sustained through member contributions.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of membership units or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

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NOTE 3 – INVESTMENT IN OXFORD CITY FOOTBALL CLUB (TRADING) LIMITED

On March 27, 2013, the Company entered into a Share Exchange Agreement (the “Agreement”) with Oxford City Youth Football Club, Limited (“Youth Football Club”) to acquire 49% of the issued and outstanding share capital of Oxford City Football Club (Trading) Limited. For consideration, the Company transferred 6,250 shares of common stock of WMX Group Holdings, Inc. (WMXG: OTC BB), a Florida corporation. The shares were valued at $35,000 based on the closing price of $5.60 per share on the date of the Agreement. Pursuant to the Agreement, Youth Football Club owns 51% of the Football Club.

The Company accounts for its investment in the Football Club under the equity method of accounting. At April 29, 2013, the Football Club reported current assets of $818,000, non-current assets of $0, current liabilities of $240,000, noncurrent liabilities of $1,115,000 and a net deficit of $537,000. Revenue, gross profit and net loss reported by the Football Club for the period from March 27, 2013 to April 29, 2013 was $53,000, $41,000 and $8,000, respectively.

On March 27, 2013, the difference between the Company’s investment in the Football Club of $35,000 and 49% interest in the Football Club’s net deficit of $259,000 (49% of $529,000) is $294,000. The difference is recognized as an intangible asset comprising trade name and league membership, and is being amortized on a straight-line basis over its estimated life of 12 months. This results an additional amortization expense of $25,000 per month.

During the period from March 27, 2013 to April 29, 2013, the Company recognized losses under the equity method totaling $29,000, representing a $4,000 share of losses of the Football Club (49% of $8,000) and $25,000 of amortization expense, reducing the carrying value of the investment to $6,000.

NOTE 4 – MEMBER’S EQUITY

During the period from inception (March 8, 2013) to April 29, 2013, the sole member of the Company has paid $150 on incorporation costs on behalf of the Company. These expense paid on behalf of the Company has been treated as contribution by the sole member.

On March 27, 2013, the sole member of the Company contributed 6,250 shares of common stock of WMX Group Holdings, Inc. (WMXG: OTC BB), a Florida corporation to the Company. The shares were valued at $35,000 based on the closing price of $5.60 per share, on the date of transfer.

NOTE 5 – RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by the sole member of the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

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NOTE 6 - SUBSEQUENT EVENT

Share Exchange Agreement

On April 29, 2013, the Company entered into a Share Exchange Agreement with WMX Group Holdings, Inc., (“WMX”), and the sole member of the Company. The Company’s sole member, Mr. Thomas Guerriero, is the CEO and sole director of WMX.

Pursuant to the terms of the Share Exchange Agreement, WMX agreed to acquire all of the issued and outstanding membership units of the Company in exchange for the issuance of 75,000 shares of the WMX’s Series A Convertible Preferred Stock to the sole member of the Company. As a result of the Share Exchange Agreement, the Company became a wholly-owned subsidiary of the WMX. The Share Exchange Agreement contains customary representations, warranties and conditions to closing.

The closing of the Share Exchange Agreement is conditioned upon the increase of WMX’s authorized preferred stock, which is currently insufficient to issue 75,000 shares of Series A Convertible Preferred Stock. WMX’s voting capital stock have approved by written consent an increase in authorized preferred stock from ten thousand (10,000) shares to ten million (10,000,000) shares. The increase will become effective twenty calendar days after the mailing of a Schedule 14C Information Statement to WMX shareholders.

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